 Exhibit 1.2

Pricing Agreement

NatWest Markets Securities Inc.

600 Washington Boulevard

Stamford, CT 06901

United States of America

As Representative of the several
Underwriters named in Schedule I hereto,

February 27, 2023

Ladies and Gentlemen:

NatWest Group plc, a public limited company incorporated under the laws of, and registered in, Scotland (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated February 27, 2023 (the “Underwriting Agreement”) among the Company on the one hand and the several Underwriters on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), or to purchasers procured by them, the securities specified in Schedule II hereto (the “Notes”).

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Disclosure Package and/or the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Disclosure Package and/or the Prospectus (each as therein defined), as the case may be, and also a representation and warranty as of the date of this Pricing Agreement in relation to the Disclosure Package and/or the Prospectus (as amended or supplemented), as the case may be, relating to the Notes which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of themselves and on behalf of each of the Underwriters of the Notes pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Notes, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein (including Schedules I and II hereto) and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, or to purchasers procured by them, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, or to procure purchasers to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Notes set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us one counterpart hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

The Underwriters agree as among themselves that they will be bound by and will comply with the Master Agreement Among Underwriters dated January 12, 2023 governing the relationship among NatWest Markets Securities Inc. and the underwriters parties thereto (the “Agreement Among Underwriters”) with respect to the Notes and further agree that (so far as the context permits) references in the Agreement Among Underwriters to “Underwriter” shall refer to the Underwriters herein.

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Very truly yours,

NATWEST GROUP PLC

By:	/s/ Donal Quaid
	Name:	Donal Quaid
	Title:	Group Treasurer

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Accepted as of the date hereof:

NatWest Markets Securities Inc.

By:	/s/ David Jones
	Name:	David Jones
	Title:	Director

For itself and as Representative of the several Underwriters

SCHEDULE I

		Principal Amount of 2027 Notes to be Purchased	Principal Amount of 2034 Notes to be Purchased

NatWest Markets Securities Inc.		$350,000,000	$350,000,000
BofA Securities, Inc.		$120,000,000	$120,000,000
Goldman Sachs & Co. LLC		$120,000,000	$120,000,000
J.P. Morgan Securities LLC		$120,000,000	$120,000,000
UBS Securities LLC		$120,000,000	$120,000,000
Wells Fargo Securities, LLC		$120,000,000	$120,000,000
BMO Capital Markets Corp.		$25,000,000	$25,000,000
CIBC World Markets Corp.		$25,000,000	$25,000,000
	Total:	$1,000,000,000	$1,000,000,000

SCHEDULE II

Capitalized terms used herein, unless otherwise stated, shall have the meaning set forth in the Underwriting Agreement.

Title of Notes:

$1,000,000,000 5.847% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2027 (the “2027 Notes”)

$1,000,000,000 6.016% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2034 (the “2034 Notes” and together with the 2027 Notes, the “Senior Notes”)

Aggregate principal amount of Senior Notes:

$1,000,000,000 principal amount of the 2027 Notes

$1,000,000,000 principal amount of the 2034 Notes

Price to Public:

100.000% of the principal amount of the 2027 Notes

100.000% of the principal amount of the 2034 Notes

Purchase Price by Underwriters:

99.800% of the principal amount of the 2027 Notes

99.650% of the principal amount of the 2034 Notes

Underwriting Commission:

0.200% for the 2027 Notes

0.350% for the 2034 Notes

Form of Securities:

Book-entry only form represented by one or more global notes deposited with a custodian for DTC, Euroclear Bank SA/NV and Clearstream Banking, S.A., as the case may be.

Specified funds for payment of purchase price:

Wire transfer of immediately available funds

Applicable time:

4:14 p.m. (New York time), February 27, 2023

Time of Delivery:

9:30 a.m. (New York time), March 2, 2023

Indenture:

Amended and Restated Indenture dated as of December 13, 2017, between the Company and The Bank of New York Mellon, acting through its London Branch, as Trustee, as amended and supplemented by the Seventh Supplemental Indenture dated as of August 19, 2020 and one or several supplemental indentures to be dated on or around March 2, 2023.

Maturity Date:

March 2, 2027 for the 2027 Notes

March 2, 2034 for the 2034 Notes

Interest Rate:

For the 2027 Notes

-	from (and including) March 2, 2023, to (but excluding) March 2, 2026, 5.847% per annum; and

-	from (and including) March 2, 2026 to (but excluding) maturity, a rate per annum equal to the applicable U.S. Treasury Rate as determined by the Calculation Agent on the Reset Determination Date, plus 1.350%.

For the 2034 Notes

-	from (and including) March 2, 2023, to (but excluding) March 2, 2033, 6.016% per annum; and

-	from (and including) March 2, 2033 to (but excluding) maturity, a rate per annum equal to the applicable U.S. Treasury Rate as determined by the Calculation Agent on the Reset Determination Date, plus 2.100%.

Interest Payment Dates:

Interest on the 2027 Notes will be paid semi-annually in arrear on March 2 and September 2 of each year, beginning on September 2, 2023, to (and including) maturity.

Interest on the 2034 Notes will be paid semi-annually in arrear on March 2 and September 2 of each year, beginning on September 2, 2023, to (and including) maturity.

Interest Record Dates:

The regular record dates for the Senior Notes will be the 15th calendar day preceding each Interest Payment Date, whether or not a business day.

Interest Rate Reset Dates:

For the 2027 Notes, interest will be reset on March 2, 2026.

For the 2034 Notes, interest will be reset on March 2, 2033.

Redemption Provisions:

The Senior Notes may be redeemed as described in the Prospectus.

U.K. Bail-In Power:

The Senior Notes may be subject to the U.K. bail-in power as described in the Prospectus.

Sinking Fund Provisions:

No sinking fund provisions.

Closing location for delivery of Senior Notes:

Offices of Davis Polk & Wardwell London LLP, 5 Aldermanbury Square
London EC2V 7HR, United Kingdom

Names and addresses of Representatives:

Designated Representatives: NatWest Markets Securities Inc.

Address for Notices: 600 Washington Boulevard, Stamford, CT 06901, United States of America

CUSIP:

639057 AJ7 for the 2027 Notes

639057 AH1 for the 2034 Notes

ISIN:

US639057AJ71 for the 2027 Notes

US639057AH16 for the 2034 Notes

Stock Exchange Listing:

The Company intends to apply to list the Senior Notes on the New York Stock Exchange in accordance with its rules.

Other Terms:

The Senior Notes will have additional terms as more fully described in the Disclosure Package and the Prospectus and shall be governed by the Indenture.